Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101

Contact:  Cathy Cooper
(206) 777-8246

Thursday, April 17, 2003
FOR IMMEDIATE RELEASE


Washington Federal CEO to Speak at Upcoming Investor Conference


SEATTLE - Washington Federal, Inc. (NASDAQ: WFSL) President & CEO
Roy M. Whitehead will present at D.A. Davidson's Fifth Annual
Financial Services Investor Conference on Wednesday,
May 7, 2003 in Seattle.

Whitehead's presentation is scheduled to be held at 8:00 a.m. Pacific Time at Seattle's Bell Harbor
Conference Center.

The public may participate in the presentation via webcast.
To participate in CCBN's live webcast of the audio-only portion of the presentation, link to CCBN's registration page from the home page of Washington Federal's website: www.washingtonfederal.com. Following the conference, the slides and audio from the presentation will be archived on Washington Federal's web site (www.washingtonfederal.com).

Headquartered in Seattle, Washington since 1917,
Washington Federal provides loans secured by residential real estate, along with checking, savings, money market accounts and certificates of deposit. The company operates 115 branches located in the eight western states.